SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of                       Commission File Number:
   earliest event reported):

       OCTOBER 14, 1999                                   1-10210





                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    13-3486421
  (State or other jurisdiction of                (IRS Employer Identification
           incorporation)                                  Number)



                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                                       NA

                                  EGLOBE, INC.

ITEM 2            ACQUISITION OR DISPOSITION OF ASSETS


         On October 14, 1999, eGlobe, Inc. ("eGlobe" or the "Company"), acquired iGlobe, Inc. ("iGlobe"), a wholly owned subsidiary of Highpoint Telecommunications, Inc. ("Highpoint" or "Seller"). Recently established by Highpoint, iGlobe has created an infrastructure supplying Internet Protocol ("IP") Services, particularly Voice over IP ("VoIP"), throughout Latin America.

         Pursuant to the Stock Purchase Agreement dated as of October 4, 1999 by and among eGlobe, iGlobe, and Highpoint, attached hereto as Exhibit 2.1, eGlobe purchased iGlobe for convertible preferred stock with a liquidation value of $9.0 million and the assumption of $1.5 million in liabilities. As set forth in the Certificate of Designations attached hereto as Exhibit 4.1, the convertible preferred stock carries an annual cumulative dividend of twenty percent (20%), which will accrue and be paid annually or at conversion in cash or eGlobe common stock, at the option of eGlobe. The eGlobe convertible preferred stock is convertible into common stock one (1) year after the date of closing at the conversion price of $2.385 or 3,772,003 shares of eGlobe common stock.

         Additionally, the Seller will be given a non-voting beneficial interest in a joint venture business currently known as IP Solutions, B.V. (the "Carried Interest"). The Carried Interest will be equal to twenty percent (20%) of the equity interest subscribed or held by the Company in IP Solutions, B.V. at October 14, 1999, subject to pari pasu adjustment and dilution for investment in excess of five million dollars ($5,000,000) in IP Solutions, B.V., eGlobe will escrow twenty percent (20%) of its equity interest in IP Solutions, B.V. as security for the Carried Interest, and will take all reasonable and appropriate actions to provide to Highpoint the economic benefit of the Carried Interest. The purchase price (other than Carried Interest described above) was paid in full at closing, however, the number of shares of eGlobe convertible preferred stock equivalent in value to twenty-five percent (25%) of the total value of the preferred stock issued to Seller will serve as collateral for a period of one year following the closing for the payment of any indemnifiable claim identified in the Stock Purchase Agreement.

         On August 1, 1999 eGlobe and Highpoint entered into a Transition Management and Services Agreement (the "TSA"), attached hereto as Exhibit 2.2, wherein eGlobe agreed to take responsibility for the ongoing financial condition (as set forth in the TSA) of iGlobe and its businesses with effect from August 1, 1999. The TSA terminates with the consummation of the transactions contemplated by the Stock Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements of Business Acquired

         It is not practicable to provide financial statements for iGlobe, Inc. at this time. The statements will be filed as soon as they are prepared and not later than December 28, 1999.

(b)      Pro Forma Financial Information

         It is not practicable to provide pro forma financial statements for iGlobe, Inc. at this time. The statements will be filed as soon as they are prepared and not later than December 28, 1999.

(c)      Exhibits.

         2.1    Stock  Purchase  Agreement  dated as of October 4, 1999  by  and
                among    eGlobe,    Inc.,    iGlobe,     Inc.    and   Highpoint
                Telecommunications, Inc.




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         4.1      Certificate   of   Designations,   Rights,   Preferences   and
                  Restrictions of 20% Series M Cumulative Convertible Preferred Stock


        10.1 Transition Management & Services Agreement between eGlobe, Inc. and Highpoint Telecommunications Inc. dated as of August 1, 1999

         99.1     Press   Release,   dated   October  6,  1999,   regarding  the
                  Stock Purchase Agreement  and the  transactions   contemplated
                  thereby.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   eGLOBE, INC.


Date:  October 29, 1999            By:     /s/ Graeme S.R. Brown
                                           ------------------------------------
                                            Graeme S.R. Brown
                                             Associate General Counsel and
                                                  Assistant Secretary

                                  EXHIBIT INDEX


Exhibit                                          Description                               Page
-------                                          -----------                               ----

 2.1 Stock Purchase Agreement dated as of October 4, 1999 by and among eGlobe, Inc., iGlobe, Inc. and Highpoint Telecommunications, Inc..

 4.1     Certificate of  Designations,  Rights,  Preferences and Restrictions of
         20% Series M Cumulative Convertible Preferred Stock


10.1     Transition Management &  Services  Agreement  between  eGlobe, Inc. and
         Highpoint Telecommunications Inc. dated as of August 1, 1999


99.1     Press  Release,  dated October 4, 1999,  regarding  the Stock  Purchase
         Agreement and the transactions contemplated thereby.